SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549



FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported):  May 23, 1995


                       FEDDERS CORPORATION
       (Exact name of registrant as specified in its charter)


                            Delaware
              (State of Other Jurisdiction of Incorporation)


     1-8831                              22-2572390
(Commission File Number)    (IRS Employer Identification Number)

     505 Martinsville Road
     Liberty Corner, New Jersey                       07938
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (908) 604-8686

Item 4.  Changes in Registrant's Certifying Accountant


(a)          Previous independent accountants

             (i) On May 23, 1995, the Company dismissed Ernst and Young ("E&Y") as their independent accountants.

             (ii) The reports of E&Y on the Company's financial statements for the years ended August 31, 1994 and 1993 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

             (iii) The Company's Board of Directors approved the decision to change independent accountant upon the recommendation of the Company's Audit Committee.

             (iv)(v) During the last two fiscal years, the Company has not had any disagreement with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that would require disclosure in this Current Report of Form 8-K. There have been no reportable events (as defined in Regulation S-K
                            Item 304(a)(1)(v)).

             (vi) The Registrant has requested that E&Y furnish a letter addressed to the Securities and Exchange Commission as required by Item 304(a) of Regulation S-K. A copy of such letter is attached as Exhibit 16.

(b)          New independent accountants

             The Company has engaged BDO Seidman ("BDO") as its new independent accountants as of May 23, 1995. Prior to this engagement, BDO performed audits on the Company's pension plans for the plan years ended October 31 and December 31,
             1993.   In 1995, BDO provided accounting services for the
             Company's foreign subsidiaries, Fedders de Mexico S.A. de C.V. and Fedders Asia Pte. Ltd. BDO has been assisting the Company with work related to prospective foreign investments.

Item 7.  Exhibits

(c)          Exhibit 16.  Letter to the Securities and Exchange
             Commission from Ernst & Young dated May 24, 1995.

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FEDDERS CORPORATION



                                   By   /s/Robert L. Laurent, Jr.
                                        Robert L. Laurent, Jr.
                                        Executive Vice President,
                                        Finance & Administration


Date:  May 24, 1995           Signing both in his capacity as
                              Executive Vice President on behalf
                              of the Registrant and as Chief
                              Financial Officer of the Registrant